TONKON TORP LLP
                               1600 PIONEER TOWER
                               888 SW FIFTH AVENUE
                             PORTLAND, OREGON 97204
                                  503-241-1440


Carol Dey Hibbs                                                     503-802-2016
                                                                FAX 503-972-3716
                                                               carolh@tonkon.com






                              ---------------, 1997





To the Board of Directors
    of Agritope, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon 97008

          Re:  Registration Statement on Form S-1


          We have acted as counsel to Agritope, Inc., a Delaware corporation ("Agritope"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of Agritope's Registration Statement on Form S-1 (Registration No. 333-345) (the "Registration Statement"). The Registration Statement relates to the distribution as a dividend of shares of Agritope's common stock, par value $.01 per share, including certain preferred stock purchase rights (the "Agritope Stock"), to shareholders of Epitope, Inc., an Oregon corporation ("Epitope") pursuant to Agritope's spin-off from Epitope (the "Spin-Off").

          In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

          Based  on  the   foregoing,   and   having   regard   for  such  legal
considerations as we deem relevant, we are of the following opinions:

          1. The Agritope Stock has been duly authorized by all necessary corporate action of Agritope.

          2. When  distributed  by Epitope to its  shareholders  pursuant to the
Spin-Off,   the  Agritope  Stock  will  be  validly   issued,   fully  paid  and
nonassessable.

          Our opinion is limited to matters of Delaware General Corporation Law.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.

                                  Very truly yours,